                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-88716, Form S-8 No. 333-06003, Form S-3 No. 333-02846, Form S-3
No. 333-29797, Form S-3 No. 333-36089, Form S-3 No. 333-41731 and Form S-3 No.
333-56601) of Illinois Superconductor Corporation and in the related Prospectuses of our report, dated February 25, 2000, with respect to the financial statements and schedule of Illinois Superconductor Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                          /s/ ERNST & YOUNG LLP

Chicago, Illinois
March 16, 2001